UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 9, 2010

New Hampshire Thrift Bancshares, Inc.

(Exact name of registrant as specified in its charter)

NH	000-17859	02-0430695
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 Main Street, P.O. Box 9, Newport, New Hampshire		03773
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (603) 863-0886

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Rule 425, Rule 14a-12 and Instruction 2 to Rule 14d-2(b)(2)

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 9, 2010, the Board of Directors of New Hampshire Thrift Bancshares, Inc. (the “Company”), the holding company for Lake Sunapee Bank, fsb (the “Bank”), appointed Laura Jacobi, age 35, the Chief Accounting Officer of the Company and the Bank, effective January 1, 2011.

Since May 2009, Ms. Jacobi has served as Corporate Secretary of the Company. From March 2008 until her promotion to Corporate Secretary, she served as the Company’s Assistant Corporate Secretary. Additionally, since March 2010, Ms. Jacobi has served as Senior Vice President-Controller and Chief Risk Officer of the Bank. From October 2005 until March 2010, Ms. Jacobi served as Vice President-Controller and CRM Coordinator of the Bank. Prior thereto, Ms. Jacobi served as the Bank’s Accounting Assistant, Accounting Supervisor and Assistant Vice President-Controller.

There are no arrangements or understandings between Ms. Jacobi and any other person pursuant to which Ms. Jacobi was promoted to serve as Chief Accounting Officer of the Company and the Bank. There are no family relationships between Ms. Jacobi and any director or executive officer of the Company or the Bank. There has been no transaction nor are there any proposed transactions between the Company or the Bank and Ms. Jacobi that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Additionally, on December 14, 2010, the Bank entered into a First Amendment to Salary Continuation Agreement with Mr. Stephen R. Theroux (the “First Amendment”) pursuant to which Mr. Theroux’s existing Salary Continuation Agreement previously entered into on February 18, 2008 (the “Agreement”) was amended. The Agreement, as amended, now provides for payments of $60,000 per year to Mr. Theroux for life payable in monthly installments upon his retirement after attainment of age 65. The Agreement also provides for an early termination benefit in lump sum upon any termination of service of Mr. Theroux with the lump sum amount being equal to the amount accrued as a liability under the Agreement for accounting purposes as of the date of termination. In addition, in the event of a change in control Mr. Theroux is treated as being fully vested for purposes of benefit payments.

The Agreement is an unfunded, non-qualified plan that provides for payments to Mr. Theroux or his designated beneficiaries upon the occurrence of certain events such as death, retirement or other termination of service. The Agreement is intended to comply with, and will be administered in order to comply with, section 409A of the Internal Revenue Code of 1986, as amended, and regulations or other guidance of the Internal Revenue Service published thereunder.

The foregoing summary of the terms of the Agreement and First Amendment is qualified in its entirety by reference to the form of the Agreement, a copy of which was filed by the Company with the Securities Exchange Commission as an exhibit to Form 8-K on February 21, 2010 and is incorporated herein by reference, and the First Amendment, a copy of which is filed herewith as Exhibit 10.14 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description
10.14	Form of Executive Salary Continuation Agreement (filed as Exhibit 10.14 to New Hampshire Thrift Bancshares, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 21, 2008 and incorporated herein by reference)
10.15	First Amendment to Salary Continuation Agreement, dated December 14, 2010, by and between Lake Sunapee Bank, fsb and Stephen R. Theroux

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW HAMPSHIRE THRIFT BANCSHARES, INC.
(Registrant)

By:	/s/ Stephen R. Theroux
Stephen R. Theroux
President

Date: December 15, 2010

EXHIBIT INDEX

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description
10.14	Form of Executive Salary Continuation Agreement (filed as Exhibit 10.14 to New Hampshire Thrift Bancshares, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 21, 2008 and incorporated herein by reference)
10.15	First Amendment to Salary Continuation Agreement, dated December 14, 2010, by and between Lake Sunapee Bank, fsb and Stephen R. Theroux